EXHIBIT 23.1

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria

Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Glow Holdings, Inc.

We consent to the use of our report, dated September 10, 2026 except for the restatement in Note 2, dated October 28, 2026 in this Form S-1/A (Amendment No. 1) of Glow Holdings, Inc. (File No. 333- 299073). The report covers the balance sheets as of December 31, 2025 and 2024, and the statements of operations, equity, and cash flows for both years. It includes a paragraph on the 2025 restatement (Note 2) and a paragraph on doubt about the Company’s ability to continue as a going concern (Note 3).

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Aloba, Awomolo & Partners – PCAOB ID#7275

Ibadan, Nigeria

October 28, 2026